                                                                    Exhibit 10.8


[AOL LOGO]




Sao Paulo, November 8, 2002

Banco Itau S.A.
Rua Boa Vista, 176
Sao Paulo, SP, Brasil
C/O MR. MILTON MONTEIRO,
Fax: +55 (11) 5019-9271


         REF.:  CHANGES TO THE SMA - EXTENSION OF PERIOD OF NEGOTIATIONS



Dear Milton,

Reference is made to the negotiations of some changes to measurements of performance and to Itau's marketing activities under the Strategic Interactive Services and Marketing Agreement dated June 12, 2000, between America Online Latin America, Inc. and AOL Brasil Ltda. ("AOLB") on the one hand (together "AOLA") and Banco Itau S.A. ("Itau") on the other hand (the "Agreement").

As you know, pursuant to a letter signed on August 28, 2002, the Parties agreed to extend the second Anniversary Date from December 24, 2002 to February 28, 2002. Although we have made significant progress, we have not yet reached a final agreement on the referred changes We expect it will take more time for the parties' legal teams to memorialize the agreed marketing plan in a final document.

In accordance with our last understandings, each of AOLA, AOLB, and Itau agrees that, for the purposes of the Agreement, the second Anniversary Date shall be changed from February 28, 2002 to April 30, 2003.

In consideration of the extension of the Second Anniversary Date, AOLA, AOLB and Itau each agree to continue to meet and to negotiate in good faith, until November 20, 2002, the memorandum of agreement that may result in an amendment to the Agreement.

In addition, AOLA, AOLB and Itau each agree that in the event they do not reach an agreement regarding such memorandum of agreement by November 20, 2002, the second Anniversary Date shall be considered automatically extended to April 30, 2003. This letter shall not amend or otherwise modify the Agreement in any way other than to change the day of the second Anniversary Date.






Av. Marginal do Rio Pinheiros, 5200-Ed. Philadelphia-Bloco B-1(0)e 2(0)andares
                          CEP 05693-000 Sao Paulo - SP
                       Tel: 11-3759-7531 Fax: 11-3759-7477

[AOL LOGO]





If you agree with the foregoing, please so indicate on behalf of Itau by signing in the space provided below and returning a signed copy of this letter to us.


Yours Faithfully,

/s/ CARLOS TROSTLI                         /s/ CHARLES M. HERINGTON
-------------------------                  ----------------------------------
Carlos Trostli, President                  Charles Herington, President & CEO
AOL Brasil Ltda                            America Online Latin America, Inc



Acknowledged and Agreed:



/s/ MILTON MONTEIRO
--------------------------------------------     ---------------------------
Milton Monteiro                                  Date
Vice President
Banco Itau S.A.



/S/ HELI DE ANDRADE
--------------------------------------------     ---------------------------
Heli de Andrade                                  Date
Managing Director
Banco Itau S.A.